File No._____________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Dominion Resources, Inc.
(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street
Richmond, Virginia 23219
(804) 819-2000
(Address of registrant's principal executive offices, including zip code)

Dominion Transmission and Hope Gas Union Savings Plan
(formerly Thrift Plan of CNG Transmission and Hope Gas, Inc. for Employees Represented by the United Gas Workers Union, Local No. 69-Division II, SEIU, AFL-CIO)

Dominion Peoples Gas Union Savings Plan
(formerly Thrift Plan of the Peoples Natural Gas Company for Employees Represented by the United Gas Workers Union, Local 69-Division I, SEIU, AFL-CIO)

Dominion East Ohio West Ohio Gas Division Union Savings Plan
(formerly Thrift Plan of the West Ohio Gas Division of the East Ohio Company for Employees Represented by Local Union No. 308, the Utility Workers Union of America, AFL-CIO)

Dominion East Ohio Gas Union Savings Plan

(Full Title of Plan)

Carter M. Reid, Vice President - Governance and Corporate Secretary
E. J. Marks, III, Assistant Corporate Secretary
Dominion Resources, Inc.
120 Tredegar Street,
Richmond, Virginia 23219
(804) 819-2000
(Name, address, including zip code, and telephone number, including area code, of agent of service)

CALCULATION OF REGISTRATION FEE
Title of each class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (without par value)	1,700,000 shares	$40.33	$68,561,000	$2,694.45

 (1)  Pursuant to Rule 457, these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on March 20, 2008.

 (2)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART II

                                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to an earlier filing for an employee benefit plan, Dominion Resources, Inc. Thrift Plans of Consolidated Natural Gas Company and its Participating Subsidiaries (the Plans),  and increases the number of shares of common stock, without par value, authorized and reserved for issuance thereunder by 1,700,000 shares.  Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 relating to the Plans which was filed by the Registrant with the Securities and Exchange Commission on January 31, 2000 (SEC File No. 333-95795), as amended by the Form S-8 filed by the Registrant on March 28, 2002 (SEC File No. 333-85094) is incorporated herein by reference except as amended hereby.

Certain of the Plans which were the subject of the Registration Statement filed March 28, 2002 (SEC File No. 333-85094) have since been amended to change their names or have merged into and with other plans as set forth below:

     The Thrift Plan of CNG Transmission Corporation and Hope Gas, Inc. for Employees Represented by the United Gas Workers Union, Local No. 69-Division II, SEIU, AFL-CIO was restated and its name changed to Dominion Transmission and Hope Gas Union Savings Plan effective January 1, 2003.

     The Thrift Plan of the Peoples Natural Gas Company for Employees Represented by the United Gas Workers Union, Local 69, Division I, SEIU, AFL-CIO was restated and its name changed to Dominion Peoples Gas Union Savings Plan effective January 1, 2006.

     The Thrift Plan of the River Gas Division of the East Ohio Gas Company for Employees Represented by the United Gas Workers Union, Local 69, Division II, SEIU-AFL-CIO was merged into Dominion East Ohio Gas Union Savings Plan effective December 31, 2007.

     The Thrift Plan of the West Ohio Gas Division of the East Ohio Gas Company for Employees Represented by Local Union No. 308, the Utility Workers Union of America, AFL-CIO (Thrift Plan for Local Union No. 308) was restated and its name changed to Dominion East Ohio West Ohio Gas Division Union Savings Plan effective January 1, 2003.

     The Thrift Plan of the West Ohio Gas Division of the East Ohio Gas Company for Employees Represented by Local Union No. 308-C, the Utility Workers Union of America, AFL-CIO was merged into the Thrift Plan for Local Union No. 308 effective July 1, 2001.

Item 8. Exhibits:

Exhibits

5	Opinion of James F. Stutts, Esquire, Senior Vice President and General Counsel of Dominion Resources, Inc. (filed herewith).
23.1	Consent of Deloitte & Touche LLP (filed herewith).
23.2	Consent of James F. Stutts, Esquire (included in Exhibit 5).
24	Powers of Attorney (included in signature page of the Form S-8 and incorporated by reference).

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, however, that paragraphs a(1)(i) and a(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offer.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 27th day of March 2008.

DOMINION RESOURCES, INC.

By:	/s/ Thomas F. Farrell, II
Thomas F. Farrell, II, Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

The officers and directors whose signatures appear below hereby constitute Carter M. Reid, E.J. Marks, III, James F. Stutts, or Mark O. Webb, any of whom may act, as their true and lawful attorneys-in fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and generally to do all things in their name and in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of March 2008.

Signature	Title

/s/ Thomas F. Farrell, II	Chairman, President
Thomas F. Farrell, II	and Chief Executive Officer

/s/ Peter W. Brown	Director
Peter W. Brown

/s/ George A. Davidson, Jr.	Director
George A. Davidson, Jr.

/s/ John W. Harris	Director
John W. Harris

/s/ Robert S. Jepson, Jr.	Director
Robert S. Jepson, Jr.

/s/ Mark J. Kington	Director
Mark J. Kington

/s/ Benjamin J. Lambert, III	Director
Benjamin J. Lambert, III

Signature	Title

/s/ Margaret A. McKenna	Director
Margaret A. McKenna

/s/ Frank S. Royal	Director
Frank S. Royal

/s/ David A. Wollard	Director
David A. Wollard

/s/ Thomas N. Chewning	Executive Vice President and
Thomas N. Chewning	Chief Financial Officer

/s/ Thomas P. Wohlfarth Thomas P. Wohlfarth	Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the Chair of the Administrative Benefits Committee for each of the undersigned Plans have duly caused this registration statement to be signed on the Plan’s behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia on the 27th day of March, 2008.

Dominion Transmission and Hope Gas Union Savings Plan

By:	/s/ James E. Eck
Name:	James E. Eck
Title:	Chair, Administrative Benefits Committee
Dominion Peoples Gas Union Savings Plan

By:	/s/ James E. Eck
Name:	James E. Eck
Title:	Chair, Administrative Benefits Committee
Dominion East Ohio West Ohio Gas Division Savings Plan

By:	/s/ James E. Eck
Name:	James E. Eck
Title:	Chair, Administrative Benefits Committee
Dominion East Ohio Gas Union Savings Plan

By:	/s/ James E. Eck
Name:	James E. Eck
Title:	Chair, Administrative Benefits Committee